RESTRICTED STOCK UNIT AGREEMENT
TITAN MACHINERY INC.
2014 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made effective as of this ___ day of ________, ____, by and between Titan Machinery Inc., a Delaware corporation (the “Company”), and __________________ (“Participant”).

W I T N E S S E T H:

WHEREAS, the Participant on the date hereof is an employee of the Company or one of its Affiliates; and

WHEREAS, the Company wishes to grant a restricted stock unit award to Participant for settlement in shares of the Company’s common stock pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock unit award to the Participant.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.    Grant of Restricted Stock Unit Award. Pursuant to Section 11 of the Plan, the Company hereby grants to Participant on the date set forth above (the “Grant Date”) a restricted stock unit award of ____________ (______) units (the “Restricted Stock Units”) enabling the Participant to receive up to _____________ (_____) shares of the Company’s common stock subject to the terms, conditions, and restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2.    Vesting of Restricted Stock Units.

a.The Restricted Stock Units will vest in accordance with the following schedule:

Vesting Date                Units
________                _____
________                _____
________                _____
________                _____

If the Participant’s employment is terminated for any reason other than employee’s death, or the Participant’s employment status changes from full-time to part-time, then Participant shall immediately forfeit all unvested Restricted Stock Units. The foregoing vesting schedule notwithstanding, in the event of the Participant’s death, 100% of the unvested Restricted Stock Units shall vest as of the date of death.

b.Solely for purposes of this Agreement, “full-time” means regularly scheduled to work at least 40 hours per week, and “part-time” means regularly scheduled to work less than 40 hours per week.

c.Upon vesting of any portion of the Restricted Stock Units, pursuant to the schedule above, the Company will cause to be issued to Participant one share for each vested unit in the form of either a share certificate or uncertificated book-entry shares bearing such legend as the Company deems advisable pursuant to the exercise of its discretion under Section 4(b) below. Notwithstanding the foregoing sentence, the Administrator of the Plan may determine to deliver to the Participant upon vesting of any Restricted Stock Units, an amount in cash equal to the Fair Market Value (as defined in the Plan) of a share of the Company’s common stock on the date of vesting multiplied by the number of Restricted Stock Units (all or a portion of the vested Restricted Stock Units) that the Administrator determines to settle in cash.

3.    Rights as Shareholder; Dividends. Until the Restricted Stock Units vest and shares of common stock are issued to Participant, the Participant shall not be entitled to any of the rights of a shareholder of the Company including, without limitation, the right to vote or the right to receive dividends or other distributions paid to common stockholders.

4.    Miscellaneous.

a.Employment Status. This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment. Except to the extent otherwise set forth in any written employment agreement, Participant’s employment relationship with the Company and its Affiliates shall be employment-at-will, and nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Affiliate.

b.Transfers; Securities Law Compliance. Prior to vesting, Participant shall not transfer, other than by will or the laws of descent and distribution, or otherwise dispose of the Restricted Stock Units received pursuant to this Agreement. The Participant may be required by the Company, as a condition of the effectiveness of this restricted stock unit award, to agree in writing that all shares to be issued upon vesting of the Restricted Stock Units subject to this Agreement shall be held, until such time that such shares are registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect, and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating restrictions on transferability of the shares pursuant to this Agreement or any other restrictions that the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of the Company’s common stock are then listed or quoted.

c.Withholding Taxes. In order to permit the Company to comply with all applicable income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable payroll, income or other taxes are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under applicable law.

d.Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

e. Binding Agreement. This Agreement shall bind and inure to the benefit of the Company, its Affiliates and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement.

f.Acceptance. The Participant hereby acknowledges access to the Plan and receipt of this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition of the Restricted Stock Units or shares issued upon vesting.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

TITAN MACHINERY INC.
By: ________________________________
Its: _____________________________
____________________________________
______________, Participant

1